EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



`We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 1999 relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Pharmacia & Upjohn, Inc. (the "Company"), which is incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to our firm under the caption "Independent Accountants."


                                                /s/ PricewaterhouseCoopers LLP

                                                PricewaterhouseCoopers LLP



Chicago, Illinois
September 10, 1999